                             Adopted ANNUAL MEETING
                                  May 28, 1969

                         AMENDED AND SUBSTITUTED BY-LAWS
                                       OF
                       FARM BUREAU LIFE INSURANCE COMPANY



     ARTICLE I

     CORPORATE NAME, LOCATION AND PURPOSE

     Section 1. NAME. The name of this corporation shall be FARM BUREAU LIFE INSURANCE COMPANY.

     Section 2. LOCATION. The location of its principal or home office shall be in Des Moines, Iowa.

     Section 3. POWERS, OBJECTS AND PURPOSES. The corporate powers, objects and purposes of this corporation are such as are provided in Article III of the Articles of Incorporation of this corporation.

     ARTICLE II

     CORPORATE PERIOD

     Section 1. CORPORATE PERIOD. The corporate period of this corporation commenced on the 30th day of October, 1944, and shall have perpetual existence thereafter unless changed as by law and the Articles of Incorporation required.

     ARTICLE III

     STOCK AND STOCKHOLDERS

     (Authorized Capital- Eligibility to own stock- Conditions, etc.)

     Section 1. AUTHORIZED CAPITAL. The authorized capital stock of this corporation is Five Hundred Thousand Dollars ($500,000), divided into ten thousand (10,000) shares, of which amount four thousand (4,000) shares of the par value of Fifty Dollars ($50) per share, amounting to Two Hundred Thousand Dollars ($200,000), is Common Stock, and six thousand (6,000) shares of the par value of Fifty Dollars ($50) per share, amounting to Three Hundred Thousand Dollars ($300,000), is seven and one-half per cent (7 1/2%) cumulative First Preferred Stock.

     Section 2. COMMON STOCK. The Common Stock shall have a par value of Fifty Dollars ($50) per share, and the holders of record shall be entitled to one vote per share at all meetings of the stockholders. The Common Stock shall be issued to and owned only by the Iowa Farm Bureau Federation and shall be issued from time to time upon application by it and upon tender of the purchase price as fixed by the Board of Directors, which shall be not less than par. The holders of record of the Common Stock shall be entitled to vote at all meetings of the stockholders by a duly authorized representative or representatives.

     If, after providing for the payment of full dividends for any fiscal year on the First Preferred Stock and for any balance that remains due on the cumulative dividends of such First Preferred Stock, there shall remain any surplus net earnings or profits not in the opinion of the Board of Directors required for the operation of the business of this corporation or for the payment of its liabilities, it shall be applicable to dividends upon the Common Stock for such fiscal year when and as from time to time the same shall be declared by the Board of Directors, which dividends shall not be cumulative but shall only be paid as surplus net earnings or profits are available and dividends are declared. Such dividends shall be ratable in proportion to the number of shares of Common Stock issued and outstanding until dividends have been declared and set apart for the Common Stock to the extent of, but not in excess of, seven and one-half (7 1/2 %) for any one fiscal year.

     No Common stockholder shall be entitled to dividends unless it is a stockholder of record at the time of the declaration of the same.

     It is callable at the option of the Board of Directors at the selling price, together with accrued dividends, if any, on thirty (30) days' prior notice as provided in the Articles of Incorporation.

     (b) FIRST PREFERRED STOCK.   The holders of the First Preferred Stock shall
be entitled to receive when and as declared by the Board of Directors, dividends from the net earnings of this corporation at the rate of seven and one-half per cent (7 1/2 %) per annum on the par value, payable annually when and as determined by the Board of Directors. Such dividends shall be payable before any dividends shall be paid on or set apart for the common stockholders, and shall be fully paid or set apart before any dividends shall be paid or declared upon the Common Stock. It is to be sold at par and one-half per share, one-third of which selling price shall be contributed surplus. It is callable at the option of the Board of Directors at the selling price, together with any accrued dividends, if any, on a thirty (30) day's prior notice, as provided in the Articles of Incorporation. No first preferred stockholder shall be entitled to dividends unless he or it is a stockholder of record at the time of the declaration of the same.

     Section 3. LIMITATION ON DIVIDENDS. No cash dividends on the capital stock of the corporation in excess of the amount required to pay dividends at the rate of six per cent (6%) per annum on the par value of the issued and outstanding First Preferred Stock shall be paid in any calendar year prior to January 1, 1946, unless the capital of the corporation, its surplus and contingency reserves, shall aggregate ten per cent (10%) or more of all other liabilities of the corporation, and no cash dividend in excess of the amount required to pay dividends at the rate of six per cent (6%) per annum on the par value of the issued and outstanding First Preferred Stock, shall be paid in any calendar year between January 1, 1946 and January 1, 1951, unless the capital surplus and contingency reserves shall equal or exceed eight and one-half (8 1/2%) of all other liabilities, nor shall any cash dividends in excess of the amount required to pay dividends at the rate of seven and one-half per cent (7 1/2%) per annum on the par value of the issued and outstanding First Preferred Stock be paid on the capital stock in any calendar year after January 1, 1951, unless the capital surplus and contingency reserves shall equal or exceed seven per cent (7%) of all other liabilities.

     No cash dividend in any one calendar year in excess of the amount required to pay dividends at the rate of seven and one-half per cent ( 7 1/2%) per annum, on the issued and outstanding First Preferred Stock, shall be paid on the capital stock unless the policyholders' dividend scale of the corporation in effect for said calendar year results in an average net cost equal to or less than the average net cost to the ten legal reserve companies other than the Farm Bureau Life Insurance Company, having the most insurance in force in the State of Iowa as of the preceding December 31st.

     For the purpose of this comparison the average net cost shall be computed on the Whole Life Plan for ages at issued 25, 35, and 45, and for a policy issued in the amount of One Thousand Dollars ($1,000). Cost for the above ages shall be determined from the information provided annually by recognized life insurance publications. Companies doing primarily a mail order business or operating through lodges or as fraternal organizations, as well as United States Government Insurance, shall not be included in the comparison.

     Section 4. REGISTERED OWNER. This corporation shall be entitled to treat the person or corporation in whose name any share of stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable right or claim to any interest in such share on the part of any other person or corporation, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the State of Iowa or as may hereafter be provided.

     Section 5. TRANSFER OF STOCK. The shares of First Preferred Stock and Common Stock shall be transferable.

     Section 6. STOCKHOLDERS' CONTRACTS. All persons who shall acquire stock in this corporation shall acquire the same subject to the provisions of the Articles of Incorporation and these By-Laws, and by the acceptance of a certificate or certificates of stock in said corporation, agree to be bound by the Articles of Incorporation and By-Laws and all amendments thereto.

     Section 7. ISSUANCE OF STOCK. So long as Chapter 492, Code of Iowa, 1966, is the law of the State of Iowa, no stock of this corporation shall be issued until this corporation has first received payment in full therefor at par, in cash or property, provided, however, that when stock is issued for anything other than money, it must be in accordance with the statutes of the State of Iowa in force at the time said stock is issued.

     ARTICLE IV

     MEETINGS OF STOCKHOLDERS

     Section 1. ANNUAL MEETING. The first regular annual meeting of the stockholders of this corporation shall be held in the year of 1946 and all subsequent annual meetings of the stockholders of this corporation shall be held annually at Des Moines, Iowa, at such time and place as the Board of Directors shall fix and determine, provided not less than ten (10) days' notice in writing is given each stockholder entitled to vote, by mailing the same to his last known address.

     Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, except for the election of directors, may be called at any time by the president, and shall be called by the president or secretary of this corporation upon the call of the Board of Directors by a resolution duly adopted so providing and directing and notice thereof shall be given the stockholders by written or printed notice stating the object, time and place of such meeting, and shall be mailed to the last known address of each stockholder, as shown by the books and records of this corporation at least fifteen (15) days prior to such meeting.

     Section 3. VOTING PRIVILEGE. At all meetings of the stockholders each Common stockholder shall be entitled to one vote for each share of stock owned and held by him or it.

     Section 4. QUORUM. At annual and special meetings of the stockholders, the stockholders of this corporation represented in person or by duly authorized representative shall constitute a quorum at all meetings of the stockholders.

     Section 5. ORDER OF BUSINESS. The order of business at all stockholders' meetings insofar as possible and appropriate shall be as follows:

          a.   Call of Roll.
          b.   Reading and disposing of any unapproved minutes.
          c.   Reports of officers and committees.
          d.   Unfinished business.
          e.   New business.
          f.   Election of directors.
          g.   Adjournment.

          ARTICLE V

          (Stockholders' By-Law)

          BOARD OF DIRECTORS

          (Classification - Qualification - Nomination - Terms and Election)

     Section 1. MANAGEMENT. The business and affairs of this corporation shall be managed by a Board of Directors of not less than twelve (12) nor more than twenty-one (21), divided into two classes, district directors and directors at large, and the district directors shall be elected to serve for terms of three
(3) years and until their successors are elected and qualified, and the directors at large shall be elected to serve for terms of two (2) years and until their successors are elected and qualified.

     Section 2. NUMBER, QUALIFICATION AND ELECTION OF DIRECTORS. The board of directors shall be constituted, as follows: There shall be twelve (12) directors who shall be residents of the State of Iowa and active members of the board of directors of the Iowa Farm Bureau Federation, nine (9) of whom shall be district directors, and three (3) of whom shall be directors at large elected to serve for a term of two (2) years and until their successors are elected and qualified; plus one (1) director at large elected to serve for a term of two (2) years and until his successor is elected and qualified from each state, other than the state of the domicile of the corporation, in which this corporation is licensed and authorized to transact and conduct its insurance business, other than for the purpose of investments or reinsurance, who shall be an active member of the board of directors of the Farm Bureau corporation of each such state; at such time as the premium volume in any state other than the state of domicile equals or exceeds one-sixth (1/6) of the premium volume in Iowa, such other state shall be entitled to one (1) district director and shall be further entitled to an additional district director each time such state attains an additional premium volume equal to one-twelfth (1/12) of the premium volume in Iowa. The number of district directors in each such state, if any, shall be reduced whenever the premium volume in such state is less than the premium volume required above to attain such director and the difference is greater than one twenty-fourth (1/24) of the premium volume in Iowa. Adjustments in the number of district directors shall be made at the time of the regular annual meeting of this corporation based upon premium volume defined as the direct-business premiums and annuity considerations received less dividends allowed in the preceding fiscal year. In the event there is to be a downward adjustment in board representation, as provided for above, then and in that event the board of directors' nominating committee for such state, as hereinafter provided for, shall determine and designate which district director or directors are to be continued in office and the board of directors upon receiving such determination and designation shall forthwith accept the resignation of the board member who is not continuing, said resignation to be effective as of the date of the board meeting held in connection with the annual meeting of the company, and in the event said board of directors' nominating committee for said state fails to act and so designate then and in that event the board of directors shall accept the resignation of the district director from said state whose term has the least number of years to run, and if there be more than one such district director, then said terminating director shall be chosen by lot among them. All district directors shall be elected to serve for a term of three (3) years and until their successors are elected and qualified from districts and in the manner hereinafter in these ByLaws provided, except that a district director newly qualified from a state, other than the state of domicile of this corporation, may at the discretion of the nominating committee of his state, be elected for a term of one (1) or two (2) years in order to provide for staggered terms of district directors from said state.

     Each district director must be an active member of the board of directors of the Farm Bureau corporation of his state of residence and whenever he ceases to be a director of the board of directors of such state Farm Bureau corporation, there shall be a vacancy in the office of director of this corporation.

     Section 3.  DISTRICTS DEFINED.

     (a) The State of Iowa shall be divided into nine (9) districts numbered from one (1) to nine (9), which districts shall be defined, as follows:

     DISTRICT 1- Alameda, Black Hawk, Bremer, Buchanan, Chickasaw, Clayton, Delaware, Dubuque, Fayette, Howard, Winneshiek;

     DISTRICT 2- Butler, Cerro Gordo, Floyd, Franklin, Hancock, Humboldt, Kossuth, Mitchell, Winnebago, Worth, Wright;

     DISTRICT 3- Cherokee, Clay, Buena Vista, Dickinson, Emmet, Lyon, O'Brien, Osceola, Palo Alto, Plymouth, Pocahontas, Sioux;

     DISTRICT 4- Audubon, Calhoun, Carroll, Crawford, Guthrie, Harrison, Ida, Monona, Sac, Woodbury, Shelby;

     DISTRICT 5- Boone, Dallas, Greene, Grundy, Hamilton, Hardin, Jasper, Marshall, Polk, Story, Webster;

     DISTRICT 6- Benton, Cedar, Clinton, Iowa, Jackson, Johnson, Jones, Linn, Poweshiek, Scott, Tama;

     DISTRICT 7- Davis, Des Moines, Henry, Jefferson, Lee, Louisa, Keokuk, Muscatine, Van Buren, Wapello, Washington;

     DISTRICT 8- Appanoose, Clarke, Decatur, Lucas, Mahaska, Marion, Monroe, Madison, Warren, Wayne;

     DISTRICT 9- Adams, Adair, Cass, Fremont, Mills, Montgomery, Pottawattamie, Page, Ringgold, Taylor, Union.

     (b) DISTRICTS DEFINED IN STATES OTHER THAN THE STATE OF THE DOMICILE OF THIS CORPORATION. On and after the date any state, other than the state of the domicile of this corporation, is entitled to one (1) district director, said state shall constitute one (1) district, and when such state is entitled to more than one district director as herein provided said state may, if its nominating committee so determines, divide itself into such number of districts as there are district directors, or, in the alternative, said state may elect its district directors on a state-wide basis and said directors shall serve for the same terms as all other district directors. When a state, other than the state of domicile of this corporation, is entitled to an additional director, as hereinbefore provided, the secretary of this corporation shall in writing so advise the nominating committee of said state (the board of directors of the state Farm Bureau corporation) and said committee shall then nominate an eligible person, as defined in this Article, and file in writing with the secretary of this corporation the name of such nominee properly certified in the manner and in accordance with the terms of
          Section 4 of this Article. The Board of Directors of this corporation shall at its next meeting elect said nominee as a district director of this corporation to serve until the next regular annual meeting of this corporation and until his successor is elected and qualified.

     SECTION 4. NOMINATION OF DIRECTORS- NOMINATING COMMITTEES. The Board of Directors of the state Farm Bureau corporation of the state of the domicile of this corporation and of any other state in which this corporation is licensed and is authorized to transact its insurance business shall each, respectively, constitute and be a stockholders' nominating committee for each state. Each such state's nominating committee shall nominate the person or persons who are eligible and qualified to be elected as directors of this corporation from such state, as hereinbefore provided, and shall submit and file in writing with the secretary of this corporation the names of such nominees, including the name of the nominee, if any, who has been nominated and elected by the Board of Directors as a district director since the date of the last annual meeting of the stockholders of this corporation, not less than thirty (30) days prior to the date of the meeting of the stockholders of this corporation at which they are to be elected, and the secretary of this corporation shall submit the names of such nominees to a nominating committee appointed by the president of this corporation which said committee shall report and submit to the stockholders for election only the names of those so nominated, if eligible, and no one else shall be eligible for election to the Board of Directors of this corporation.

     Section 5. MEMBERS OF BOARD OF DIRECTORS. The following named persons shall constitute the Board of Directors of this corporation and shall serve for the terms set opposite their names and until their successors are elected and qualified. At the annual meeting of the stockholders of this corporation to be held in the year 1970, and at each annual meeting thereafter, there shall be elected such number of district directors as terms expire as of the date of such annual meeting for a term of three (3) years and until their successors are elected and qualified, and such number of directors at large as terms expire as of the date of such annual meeting for a term of two (2) years and until their successors are elected and qualified.

                              (Directors at Large)

     Name                Address                   Expiration Date of Term
     ----                -------                   -----------------------
J. Merrill Anderson      RFD #1, Newton, Iowa               1970
Dean Kleckner            Rudd, Iowa                         1971
Mrs. Herbert Johnson     RFD #1, Charles City, Iowa         1971
P. Dillon Hempstead      Houston, Minnesota                 1970
Roland G. Nelson         Mead, Nebraska                     1970
Kenneth McIntyre         Harwood, North Dakota              1971

                              (District Directors)

District      Name                Address                  Expiration Date of Term
--------      ----                -------                  -----------------------
1         K. H. Hoppenworth       RFD #1, Tripoli, Iowa             1971
2         Edward Engstrom         RFD #1, Kanawha, Iowa             1970
3         Lyle R. Stephens        LeMars, Iowa                      1971




4         T. Selmer Hodne         Box 103, Manilla, Iowa            1972
5         R. N. Burt              RFD #1, Marshalltown, Iowa        1971
6         Robert Joslin           RFD #2, Clarence, Iowa            1972
7         Fred Holsteen           RFD #1, West Point, Iowa          1970
8         Lawrence W. Everett     RFD, New Sharon, Iowa             1972
9         William E. McGrew       Emerson, Iowa                     1970

     Section 6. ELIGIBILITY OF OFFICERS. No person shall be eligible to be elected by the Board of Directors of this corporation to the offices of president and vice-president of this corporation unless he is a resident of the State of Iowa, an active member of the board of directors of the Iowa Farm Bureau Federation. No person shall be eligible to be elected by the Board of Directors of this corporation to the offices of secretary and treasurer of this corporation unless he is a resident of the State of Iowa and the active secretary and active treasurer of the Iowa Farm Bureau Federation.

     Section 7. MEETINGS. The regular organization meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or as soon thereafter as a quorum of the Board of Directors can be obtained for the election of officers and the transaction of any other business which may properly be brought before the meeting and no notice of said organization meeting shall be required.

     Regular meetings of the Board of Directors shall be held quarterly at such time and place and upon such notice as the directors may fix by resolution. Special meetings may be called upon the order of the president. Notice of the time, place and purpose of special meetings shall be given at least two (2) days previous thereto by oral or written notice delivered personally or mailed to the several directors at their last known address. Any director may waive notice of any meeting of the Board of Directors. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting.

     Section 8. QUORUM. A majority of the entire number of the Board of Directors shall constitute a quorum of the board for the transaction of business at any meeting of the Board of Directors. A majority vote of the members present in quorum shall determine any matters not herein or in the Articles and ByLaws requiring a different vote. If less than a majority of the directors may be present at any meeting, a majority of the members present may adjourn the meeting from time to time without further notice.

     Section 9. VACANCIES. The Board of Directors shall fill all vacancies occurring in its membership and that of the officers of this corporation by the election of a person eligible to serve as such, as in these ByLaws authorized and provided, and a director or officer so elected to fill a vacancy shall serve for the unexpired term of the director or officer whose vacancy he was elected to fill and/ or until his successor is elected and qualified. Whenever a member of the Board of Directors of this corporation ceases to be eligible by reason of the termination of his membership as an active member of the Board of Directors of the Iowa Farm Bureau Federation , or of a state Farm Bureau corporation of a state in which this corporation is licensed and authorized to transact its insurance business, there shall be a vacancy in the office of said director as a member of the Board of Directors of this corporation, and the Board of Directors of this corporation shall fill such vacancy by electing the person nominated and eligible to be elected as a director of this corporation, as in these ByLaws provided, to serve until the next regular annual meeting of the stockholders of this corporation and until his successor is elected and qualified, and his name shall be placed in nomination for election as a director of this corporation by the nominating committee and elected to serve for the remainder of a two-year term if a director at large, and a three-year term if a district director, and until his successor is elected and qualified.

     Section 10. This Article V of the ByLaws of this corporation is a bylaw adopted by the stockholders of this corporation in accordance with the laws of this state and the Articles of Incorporation, as amended, of this corporation, and may be amended only as authorized and provided in Article XI of these ByLaws.

     ARTICLE V-A

     BOARD OF DIRECTORS- GENERAL PROVISIONS

     Section 1.  RULES AND REGULATIONS.   The Board of Directors may from time
to time adopt rules and regulations and such rules and regulations shall constitute by reference a part of these ByLaws, and shall be binding upon the stockholders of this corporation and upon anyone doing business with this corporation.

     Section 2.  COMMITTEES.

      (a) AUDIT AND BUDGET. The audit and budget committee shall consist of three (3) members who shall be members of the Board of Directors and shall be appointed by the president and approved by the Board of Directors. The chairman thereof shall be designated by the president. This committee shall review at periodic intervals, all receipts received and all disbursements made from the funds of the corporation and perform such other duties as may be delegated to it by the Board of Directors.

     (b) INVESTMENT. The investment policy of the corporation shall be determined by the Board of Directors, which shall have the power to determine the classes of investments and the percentage of investment to be made within each of said classifications, subject to and in accordance with the provisions of Section 515.35, Code of Iowa, 1966. The investment committee shall consist of the president, secretary, treasurer, general counsel and the general manager of the corporation, all of whom shall serve by virtue of their office. The president shall serve as chairman of said committee and in the absence of the president, those present shall designate an acting chairman. The committee shall elect its secretary. The secretary of the committee shall keep a complete record of the proceedings thereof. The investment committee shall make a report to the Board of Directors each month, which report shall show the investments purchased, sold or retired during the month immediately preceding, and in addition, said committee shall, annually, make a full report to the Board of Directors, covering all investment activities with particular reference to purchases and sales during the preceding fiscal year. The Board of Directors may call for special reports on investments at any time they so desire.

     The investment committee shall have the duty and the power to authorize and direct the mode, manner and time of making and calling in investments, and the sale or transfer of investments and the reinvestment of the proceeds thereof, and to examine all funds and securities as often as they deem necessary or when required to do so by the Board of Directors. The investment committee shall have the duty and authority from time to time and whenever necessary to authorize the execution of all contracts, deeds, conveyances and any other instruments of the corporation necessary for the assignment, transfer and sale of investments of the corporation requiring corporate signature. A majority of the members of the committee shall constitute a quorum. There shall also be a purchasing committee, which said committee shall consist of this corporation, all of whom shall serve by virtue of their office. The treasurer shall serve as chairman of said committee and in the absence of the treasurer, those present shall designate an acting chairman. The purchasing committee shall select its secretary who shall keep a complete record of the proceedings thereof. The purchasing committee shall have the same power and authority, relative to the handling, acquisition and disposition of investments of every kind and nature, coextensive with the investment committee. A majority of the members of the committee shall constitute a quorum. The purchasing committee shall make a detailed report to the investment committee quarterly, covering the activities of the purchasing committee for the preceding three months' period.

     The investment of the funds of the corporation and the deposit of the reserve on all policies and contracts issued by the corporation shall comply with the laws of the State of Iowa.

     Section 3. FIDELITY BONDS. The Board of Directors shall require the officers, agents and employees having custody of any of its funds or property to give the corporation a bond conditioned for the faithful discharge of the duties of such person and in such amount and with such company as surety as the Board of Directors shall require or approve. The cost of such bond shall be borne by the corporation.

     Section 4. AUDITS. The Board of Directors shall have an annual audit made of the records of the corporation for submission to the members at the annual meeting. The Board of Directors may have other audits made from time to time whenever they shall deem such additional audits necessary.

     ARTICLE VI

     OFFICERS

     (Officers - Election - Term - Duties)

     Section 1. OFFICERS. The officers of this corporation shall be a president, vice president, secretary and treasurer, and the office of secretary and treasurer may be held by the same person. The Board of Directors may also elect or appoint a general manager, an assistant general manager, assistant secretaries, an assistant treasurer, a general counsel, an assistant general counsel, an underwriting secretary, a medical director, an actuary and such other officers as the interests of the company may require. The Board of Directors shall have power to prescribe additional powers and duties for the officers and employees herein provided for, and to change such powers and duties whenever the board may deem best.

     Section 2. ELECTION AND TERM OF OFFICE. The president, vice president, treasurer, and secretary shall be elected at the organization meeting of the Board of Directors and all other officers shall be appointed or elected at such time as the Board of Directors in its discretion shall determine. The term of office of the president, vice president, treasurer and secretary shall be for one (1) year, or until their successors are elected and qualified. The term of office of all other elected or appointed officers shall be at the will and pleasure of the Board of Directors.

     Section 3.  DUTIES OF OFFICERS.

     (a) PRESIDENT. The president shall preside over all meetings of the Board of Directors and meetings of the stockholders; shall execute personally or through an agent duly authorized by the Board of Directors, in behalf of the corporation, all contracts, deeds or other instruments which have been approved by the Board of Directors; shall be a member ex-officio of all committees of the Board of Directors; and shall have general supervision and administrative control over all of the affairs of the corporation.

     (b) VICE PRESIDENT. In the absence or the inability or disability of the president, or his refusal to act, his duties shall devolve upon and be discharged by the vice president.

     (c) SECRETARY. The secretary shall be the custodian of all books, papers, records, documents, official seal and property of the corporation, except as otherwise authorized by the Board of Directors. He shall conduct by himself or through such assistant secretaries and other subordinates such business as shall be authorized by the Board of Directors; he shall serve or cause to be served, printed and published, such notice as shall be required by law, by these ByLaws and by resolutions of the Board of Directors; he shall keep the corporate records, carry on all proper correspondence and shall act as secretary in the meetings of the stockholders and the Board of Directors, and shall perform such other administrative duties as shall be assigned to him from time to time by the Board of Directors.

     (d) TREASURER. The treasurer shall have charge of the funds of the corporation and shall pay them out as ordered by the Board of Directors. He shall keep an accurate account of receipts and disbursements and submit a monthly report thereof to the Board of Directors at their regular meeting and oftener as required; he shall also give a full and complete report at the annual meeting of the stockholders.

     (e) GENERAL MANAGER. Subject to the business and administrative policies adopted by the Board of Directors from time to time and under the supervision and direction of the Iowa Farm Administrative Board, the corporate manager, the general manager shall be responsible for the supervision and direction of the business and affairs of this corporation and its employees and agents.

     (f) ASSISTANT GENERAL MANAGER. The assistant general manager shall, in the absence of the general manager, perform the duties of the general manager; he shall at other times have such duties and authority as shall be delegated to him and shall assist the general manager and be subject to the supervision and direction of the general manager.

     (g) ASSISTANT SECRETARY. The assistant secretary or secretaries shall perform the duties of the secretary in the absence of the secretary and shall perform such other duties as may from time to time be required by the Board of Directors.

     (h) ASSISTANT TREASURER. Such of the powers and duties vested in the treasurer may be delegated by the Board of Directors to an assistant treasurer or assistant treasurers as the Board of Directors in its discretion may deem necessary or desirable. The assistant treasurer or assistant treasurers shall be vested only such powers and duties as are so delegated. Assistant treasurers shall, in the performance of their duties as delegated, be subject to the direction, supervision and control of the treasurer.

     (i) GENERAL COUNSEL. The general counsel, subject to the supervision of the Board of Directors, shall be responsible for all matters of legal import concerning the company.

     (j) ASSISTANT GENERAL COUNSEL. The assistant general counsel shall, in the absence of the general counsel, perform the duties of the general counsel; he shall at other times have such duties and authority as shall be delegated to him and shall assist the general counsel and be subject to the supervision and direction of the general counsel.

     (k) UNDERWRITING SECRETARY. It shall be the duty of the underwriting secretary to have general supervision of the underwriting and acceptance of risks and applications for insurance. No policy shall be issued unless the application shall have first been approved by either the Underwriting Secretary or an underwriter designated by him.

     (l) MEDICAL DIRECTOR. It shall be the duty of the medical director to have general supervision of medical underwriting and he shall be under the general supervision of the underwriting secretary. He shall have supervision over all medical examiners and cause to be kept such records as may be required by the business of the company, and perform such other duties relating to the underwriting of the company as shall from time to time be delegated to him.

     (m) ACTUARY. The actuary shall be directly responsible to the general manager and through him to the Iowa Farm Administrative Board, and through it to the Board of Directors of this corporation for the performance and carrying out of his responsibilities. It shall be the duty of the actuary to supervise the compilation of all statistics and calculation of premium rates and the allocation and distribution of surplus, and the performance of such other duties as shall be assigned to him from time to time by the general manager.

     ARTICLE VII

     Section 1. KINDS OF INSURANCE. The Board of Directors shall determine the kinds of insurance and the nature of the risks to be covered, subject and pursuant to the provisions of the Articles of Incorporation, as amended, and the applicable laws of the State of Iowa.

     Section 2. FORM OF POLICIES. The policies of insurance issued by the company shall be in such form and upon such terms and conditions as may be determined and authorized by the Board of Directors.

     Section 3. PREMIUM. The Board of Directors shall fix the amount of the premium and valuations for each policy and contract of insurance, with said premiums to be paid monthly, quarterly, semi-annually or annually.

     Section 4. REINSURANCE. The company may contract for reinsurance on its own risks and may make and issue reinsurance contracts on the risks of others. Such contracts may be on a participating or on a non-participating basis and may be with or without contingent liability.

     ARTICLE VIII

     FISCAL YEAR

     Section 1. FISCAL YEAR. The fiscal year of the company shall commence with the first day of January of each year and terminate with the 31st day of December each year.

     ARTICLE IX

     CORPORATE SEAL

     Section 1. CORPORATE SEAL. The corporate seal of the corporation shall be in the form of a circle and shall have inscribed therein the name of the corporation and the words "Corporate Seal, Iowa."

     ARTICLE X

     EMPLOYEES

     Section 1. EMPLOYEES. No person who is a member of the Board of Directors, other than the president, and no person who is a relative of any member of the Board of Directors or any officer of this corporation shall be eligible for employment by the corporation.

     ARTICLE XI

     (Stockholders' By-Law)

     AMENDMENTS TO BY-LAWS

     Section 1. AMENDMENTS TO BYLAWS. The Board of Directors may, at its pleasure, make and adopt ByLaws and amend the same which do not conflict with the law or the Articles of Incorporation, as amended from time to time, or the ByLaws adopted by the stockholders. No amendment shall be made to any ByLaw which has been adopted by the stockholders unless the proposed amendment or alteration has been filed in writing with the president and with the secretary of the corporation not less than sixty (60) days prior to the meeting at which the amendment is to be offered and voted upon.

                                AMENDMENTS TO THE
                         AMENDED AND SUBSTITUTED BY-LAWS
                                       OF
                       FARM BUREAU LIFE INSURANCE COMPANY

                             Adopted August 26, 1975

     AMEND ARTICLE I of the By-Laws, entitled CORPORATE NAME, LOCATION AND PURPOSES, by striking Section 2 thereof in its entirety and by substituting in lieu thereof the following:

     "Section 2. LOCATION. The location of its principal or home office shall be in West Des Moines, Polk County, Iowa."

     AMEND ARTICLE IV, entitled MEETINGS OF STOCKHOLDERS, by striking Section 1 in its entirety and by substituting in lieu thereof the following:

     "Section 1. REGULAR ANNUAL MEETING. The regular annual meeting of the stockholders and of this corporation held in the year 1975, and all subsequent annual meetings of the stockholders of this corporation shall be held annually at such time and place and upon such notice as the Board of Directors shall from time to time fix and determine. Such notice shall be given in writing and mailed to the stockholders' last known address as shown by the books and records of the corporation not less than ten (10) days prior to such meeting, informing the stockholders of the place, date and hour of said stockholders' meeting, and said meeting shall be held in West Des Moines, Iowa, or at such other place in Polk County, Iowa, as the Board of Directors may fix and determine, providing notice of any such meeting at a place other than West Des Moines, Iowa, shall be given to the stockholders in writing and mailed to the stockholders' last known address as shown by the books and records of the corporation at least twenty
(20) days prior to such meeting, informing the stockholders of the place, date and hour of said stockholders' meeting."

     AMEND ARTICLE V-A, entitled BOARD OF DIRECTORS - GENERAL PROVISIONS, by striking Section 2(a) in its entirety and by substituting in lieu thereof the following:

     "(a) BUDGET AND FINANCE. The budget and finance committee shall consist of three (3) members who shall be members of the Board of Directors and shall be appointed by the president and approved by the Board of Directors. The chairman thereof shall be designated by the president. This committee shall review at periodic intervals, all receipts and all disbursements made from the funds of the corporation and perform such other duties as may be delegated to it by the Board of Directors."

     FURTHER AMEND ARTICLE V-A, by striking from Section 2(b), entitled INVESTMENT, the figures and words "515.35, Code of Iowa, 1966" appearing in line five thereof and by substituting in lieu thereof the figures and words "511.8, Code of Iowa, 1975."

     AMEND ARTICLE IX, entitled CORPORATE SEAL, by striking said Article in its entirety and by substituting in lieu thereof the following:

     "ARTICLE IX

     CORPORATE SEAL

     Section 1. CORPORATE SEAL. The corporation shall have a corporate seal and shall have inscribed thereon, "Farm Bureau Life Insurance Company, Corporate Seal, Iowa."

                                  AMENDMENT TO
                         AMENDED AND SUBSTITUTED BY-LAWS
                       FARM BUREAU LIFE INSURANCE COMPANY

                                26 November, 1975

                                   ARTICLE XII

               INDEMNIFICATION - OFFICERS, DIRECTORS AND EMPLOYEES

     This corporation shall make indemnification to the following extent and under the following circumstances:

     a. To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right or the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     b. To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     c. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs "a" and "b," or in defense of any claim, issue, or matter herein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     d. Any indemnification under paragraphs "a" and "b" (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs "a" and "b." Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     e. Expenses, including attorney fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in paragraph "d" upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     f. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     g. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     Section 9. VACANCIES. The Board of Directors shall fill all vacancies occurring in its membership and that of the officers of this corporation by the election of a person eligible to serve as such, as in these ByLaws authorized and provided, and a director or officer so elected to fill a vacancy shall serve for the unexpired term of the director or officer whose vacancy he was elected to fill and/ or until his successor is elected and qualified.

     Whenever a member of the Board of Directors of this corporation ceases to be eligible by reason of the termination of his membership as an active member of the Board of Directors of the Iowa Farm Bureau Federation, or of a state Farm Bureau corporation of a state in which this corporation is licensed and authorized to transact its insurance business, there shall be a vacancy in the office of said director as a member of the Board of Directors of this corporation, and the Board of Directors of this corporation shall fill such vacancy by electing the person nominated and eligible to be elected as a director of this corporation, as in these ByLaws provided, to serve for the unexpired term of the director whose vacancy he was elected to fill and/ or until his successor is elected and qualified.

                          Adopted:  September 30, 1980

                                AMENDMENTS TO THE
                         AMENDED AND SUBSTITUTED BY-LAWS
                                       OF
                       FARM BUREAU LIFE INSURANCE COMPANY


     AMEND ARTICLE V-A, Section 2(b), entitled "Investment," by striking it in its entirety and substituting in lieu thereof the following:

     "(b) INVESTMENT AND PURCHASE COMMITTEE. The investment policy of the Corporation shall be determined by the Board of Directors, which shall have the power to determine the classes of investments and the percentage of investment to be made within each of said classifications, subject to and in accordance with the provisions of Section 511.8 of the 1979 Code of Iowa. The Investment and Purchase Committee shall consist of the secretary, treasurer and general counsel and the general manager of the Corporation and the head of the Investment Department shall be an ex officio member of this Committee without portfolio, all of whom shall serve by virtue of their office. The treasurer shall serve as chairman of said Committee and in his absence the general counsel shall act as chairman; the Committee shall elect its secretary. The secretary of the Committee shall keep a complete record of the proceedings thereof. The Investment and Purchase Committee shall make a report to the Board of Directors each month, which report shall show the investments purchased, sold, or retired during the month immediately preceding, and in addition, said Committee shall, annually, make a full report to the Board of Directors, covering all investment activities with particular reference to purchases and sales during the preceding fiscal year. The Board of Directors may call for special reports on investments at any time they so desire.

     The Investment and Purchase Committee shall have the duty and the power to authorize and direct the mode, manner and time of making and calling in investments, and the sale or transfer of investments and the reinvestment of the proceeds thereof, and to examine all funds and securities as often as they deem necessary or when required to do so by the Board of Directors. The Investment and Purchase Committee shall have the duty and authority from time to time and whenever necessary to authorize the execution of all contracts, deeds, conveyances and any other instruments of the Corporation necessary for the assignment, transfer and sale of investments of the Corporation requiring corporate signature. A majority of the members of the Committee shall constitute a quorum.

     The investment of the funds of the Corporation and the deposit of the reserve on all policies and contracts issued by the Corporation shall comply with the laws of the State of Iowa."

                                   AMENDMENTS
                                     TO THE
                         AMENDED AND SUBSTITUTED BY-LAWS
                                       OF
                       FARM BUREAU LIFE INSURANCE COMPANY
                              West Des Moines, Iowa

     AMEND ARTICLE III, Section 1, entitled "AUTHORIZED CAPITAL", by striking the first paragraph in its entirety and by substituting in lieu thereof the following:

     "Section 1. AUTHORIZED CAPITAL. The authorized capital stock of this corporation is One Million Five Hundred Fifty Thousand Dollars ($1,550,000.00), divided into thirty one thousand (31,000) shares, of which amount twenty-five thousand (25,000) shares of the par value of Fifty Dollars ($50.00) per share, amounting to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) is Common Stock, and six thousand (6,000) shares of the par value of Fifty Dollars ($50.00) per share, amounting to Three Hundred Thousand Dollars ($300,000) is seven and one-half per cent (7 1/2%) cumulative First Preferred Stock."

     AMEND ARTICLE III, Section 2 (a)., entitled "COMMON STOCK", by striking the second paragraph in its entirety and substituting in lieu thereof the following:

     "If, after providing for the payment of full dividends for any fiscal year on the First Preferred Stock and for any balance that remains due on the cumulative dividends of such First Preferred Stock, there shall remain any surplus net earnings or profits not in the opinion of the board of directors required for the operation of the business of this corporation or for the payment of its liabilities, it shall be applicable to dividends upon the Common Stock for such fiscal year when and as from time to time the same shall be declared by the board of directors, which dividend shall not be cumulative but shall only be paid as surplus net earnings or profits are available and dividends are declared. Such dividends shall be ratable in proportion to the number of shares of Common stock issued and outstanding."

     AMEND ARTICLE III, Section 3, entitled "LIMITATION ON DIVIDENDS" by striking the Section in its entirety.

                              Adopted March 1, 1984

                                AMENDMENTS TO THE
                         AMENDED AND SUBSTITUTED BY-LAWS
                                       OF
                       FARM BUREAU LIFE INSURANCE COMPANY

     AMEND ARTICLE V-A, Section 2(b), entitled "Investment," by striking it in its entirety and substituting in lieu thereof the following:

     (b) INVESTMENT COMMITTEE. The investment policy of the Corporation shall be determined by the Board of Directors, which shall have the power to determine the classes of investments and the percentage of investment to be made within each of said classifications, subject to and in accordance with the provisions of Section 511.8 of the Code of Iowa, as amended. The Investment Committee shall consist of the Secretary, Treasurer, General Counsel, General Manager, Assistant General Manager, Controller and Financial Planning Officer, Vice President Life and Health Insurance, and Vice President Investments of the Corporation, all of whom shall serve by virtue of their office. The Treasurer shall serve as chairman of said Committee and in his absence the General Counsel shall act as chairman; the Committee shall elect its Secretary. The secretary of the Committee shall keep a complete record of the proceedings thereof. The Investment Committee shall make a report to the Board of Directors each month, which report shall show the investments purchase, sold or retired during the month immediately preceding, and in addition, said Committee shall, annually, make a full report to the Board of Directors, covering all investment activities with particular reference to purchases and sales during the preceding fiscal year. The Board of Directors may call for special reports on investments at any time they so desire.

     The Investment Committee shall have the duty and the power to authorize and direct the mode, manner and time of making and calling in investments, and the sale or transfer of investments and the reinvestment of the proceeds thereof, and to examine all funds and securities as often as they deem necessary or when required to do so by the Board of Directors. The Investment Committee shall have the duty and authority from time to time and whenever necessary to authorize the execution of all contracts, deeds, conveyances and any other instruments of the Corporation necessary for the assignment, transfer and sale of investments of the Corporation requiring corporate signature. A majority of the members of the Committee shall constitute a quorum.

     The investment of the funds of the Corporation and the deposit of the reserve on all policies and contracts issued by the Corporation shall comply with the laws of the State of Iowa.

     AMEND ARTICLE III, Section 4., entitled "REGISTERED OWNER" by renumbering as Section 3.

     AMEND ARTICLE III, Section 5., entitled "TRANSFER OF STOCK" by renumbering as Section 4.

     AMEND ARTICLE III, Section 6., entitled "STOCKHOLDERS' CONTRACTS" by renumbering as Section 5.

     AMEND ARTICLE III, Section 7., entitled "ISSUANCE OF STOCK" by renumbering as Section 6.